Exhibit 99.2

Charter Communications, Inc. and Subsidiaries
Condensed Consolidated Financial Statements
As of and for the Three and Six Months Ended June 30, 2014 and 2013

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9	$21
Accounts receivable, less allowance for doubtful accounts of
$23 and $19, respectively	252	234
Prepaid expenses and other current assets	76	67
Total current assets	337	322

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net of accumulated
depreciation of $5,566 and $4,787, respectively	8,197	7,981
Franchises	6,009	6,009
Customer relationships, net	1,245	1,389
Goodwill	1,170	1,177
Total investment in cable properties, net	16,621	16,556

OTHER NONCURRENT ASSETS	411	417

Total assets	$17,369	$17,295

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,606	$1,467
Total current liabilities	1,606	1,467

LONG-TERM DEBT	14,019	14,181
DEFERRED INCOME TAXES	1,554	1,431
OTHER LONG-TERM LIABILITIES	71	65

SHAREHOLDERS’ EQUITY:
Class A common stock; $.001 par value; 900 million shares authorized;
108,760,313 and 106,144,075 shares issued, respectively	—	—
Class B common stock; $.001 par value; 25 million shares authorized;
no shares issued and outstanding	—	—
Preferred stock; $.001 par value; 250 million shares authorized;
no shares issued and outstanding	—	—
Additional paid-in capital	1,816	1,760
Accumulated deficit	(1,650)	(1,568)
Treasury stock at cost; 115,436 and 0 shares, respectively	(17)	—
Accumulated other comprehensive loss	(30)	(41)
Total shareholders’ equity	119	151

Total liabilities and shareholders’ equity	$17,369	$17,295

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share and share data)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

REVENUES	$2,259	$1,972	$4,461	$3,889

COSTS AND EXPENSES:
Operating costs and expenses (excluding depreciation and amortization)	1,479	1,295	2,926	2,553
Depreciation and amortization	528	436	1,033	861
Other operating expenses, net	2	5	9	16

	2,009	1,736	3,968	3,430

Income from operations	250	236	493	459

OTHER EXPENSES:
Interest expense, net	(210)	(211)	(421)	(421)
Loss on extinguishment of debt	—	(81)	—	(123)
Gain (loss) on derivative instruments, net	(6)	20	(8)	17
Other expense, net	(14)	(2)	(17)	(3)

	(230)	(274)	(446)	(530)

Income (loss) before income taxes	20	(38)	47	(71)

Income tax expense	(65)	(58)	(129)	(67)

Net loss	$(45)	$(96)	$(82)	$(138)

LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.42)	$(0.96)	$(0.77)	$(1.37)

Weighted average common shares outstanding, basic and diluted	107,975,937	100,600,678	107,211,813	100,464,808

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(dollars in millions)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net loss	$(45)	$(96)	$(82)	$(138)
Net impact of interest rate derivative instruments, net of tax	5	8	11	19

Comprehensive loss	$(40)	$(88)	$(71)	$(119)

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
Unaudited

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(82)	$(138)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	1,033	861
Noncash interest expense	20	23
Loss on extinguishment of debt	—	123
(Gain) loss on derivative instruments, net	8	(17)
Deferred income taxes	124	56
Other, net	29	53
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(18)	11
Prepaid expenses and other assets	(11)	(6)
Accounts payable, accrued liabilities and other	106	59
Net cash flows from operating activities	1,209	1,025

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,109)	(834)
Change in accrued expenses related to capital expenditures	44	2
Other, net	(1)	(14)
Net cash flows from investing activities	(1,066)	(846)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	630	4,710
Repayments of long-term debt	(801)	(4,825)
Payments for debt issuance costs	—	(32)
Purchase of treasury stock	(17)	(10)
Proceeds from exercise of options and warrants	29	15
Other, net	4	—
Net cash flows from financing activities	(155)	(142)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(12)	37
CASH AND CASH EQUIVALENTS, beginning of period	21	7
CASH AND CASH EQUIVALENTS, end of period	$9	$44

CASH PAID FOR INTEREST	$401	$370

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

1.    Organization and Basis of Presentation

Organization

Charter Communications, Inc. (“Charter”) is a holding company whose principal asset is a 100% common equity interest in Charter Communications Holding Company, LLC (“Charter Holdco”). Charter owns cable systems through its subsidiaries, which are collectively, with Charter, referred to herein as the “Company.” All significant intercompany accounts and transactions among consolidated entities have been eliminated.

The Company is a cable operator providing services in the United States. The Company offers to residential and commercial customers traditional cable video programming, Internet services, and voice services, as well as advanced video services such as OnDemand™, high definition television, and digital video recorder (“DVR”) service. The Company sells its cable video programming, Internet, voice, and advanced video services primarily on a subscription basis. The Company also sells local advertising on cable networks and on the Internet and provides fiber connectivity to cellular towers.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and footnote disclosures typically included in Charter's Annual Report on Form 10-K have been condensed or omitted for this quarterly report. The accompanying condensed consolidated financial statements are unaudited and are subject to review by regulatory authorities. However, in the opinion of management, such financial statements include all adjustments, which consist of only normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. Interim results are not necessarily indicative of results for a full year.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant judgments and estimates include capitalization of labor and overhead costs; depreciation and amortization costs; impairments of and acquisition accounting for property, plant and equipment, intangibles and goodwill; income taxes; contingencies and programming expense. Actual results could differ from those estimates.

Certain prior year amounts disclosed in these footnotes have been reclassified to conform with the 2014 presentation.

2.     Acquisitions and Dispositions

Acquisition of Bresnan

On July 1, 2013, Charter and Charter Communications Operating, LLC ("Charter Operating") acquired Bresnan Broadband Holdings, LLC and its subsidiaries (collectively, “Bresnan”) from a wholly owned subsidiary of Cablevision Systems Corporation, for $1.625 billion in cash, subject to a working capital adjustment and a reduction for certain funded indebtedness of Bresnan. Bresnan manages cable operating systems in Montana, Wyoming, Colorado and Utah. Charter funded the purchase of Bresnan with a $1.5 billion term loan and borrowings under the Charter Operating revolving credit facility.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

The following unaudited pro forma financial information of Charter is based on the historical consolidated financial statements of Charter and the historical consolidated financial statements of Bresnan and is intended to provide information about how the acquisition of Bresnan and related financing may have affected Charter's historical consolidated financial statements if they had closed as of January 1, 2012. The pro forma financial information below is based on available information and assumptions that the Company believes are reasonable. The pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what Charter's financial condition or results of operations would have been had the transactions described above occurred on the date indicated. The pro forma financial information also should not be considered representative of Charter's future financial condition or results of operations.

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
Revenues	$2,105	$4,153
Net loss	$(95)	$(163)
Loss per common share, basic and diluted	$(0.94)	$(1.62)

Transactions with Comcast
On April 25, 2014, the Company entered into a binding definitive agreement (the “Agreement”) with Comcast Corporation (“Comcast”), which contemplates the following transactions: (1) an asset purchase, (2) an asset exchange and (3) a contribution and spin-off transaction (collectively, the “Transactions”) as described in more detail below. The Transactions are expected to be consummated substantially contemporaneously with each other and will be consummated as promptly as practicable following the merger of a subsidiary of Comcast with Time Warner Cable, Inc. (“TWC”) as previously announced by Comcast and TWC. The completion of the Transactions will result in Charter acquiring a net 1.4 million existing TWC residential and commercial video customers. The consideration for the assets purchased and transaction expenses will be financed with new indebtedness of Charter and is currently estimated at approximately $8.4 billion. Additionally, the Company will provide management services to the spun-off company, which will serve approximately 2.5 million customers, and the Company will be reimbursed the actual economic costs of such services, in addition to a fee of 4.25% of the spun-off company’s gross revenues.
Asset Exchange
At closing, the Company and Comcast will exchange certain systems serving approximately 1.5 million TWC customers and approximately 1.6 million Charter customers and all other assets and liabilities primarily related to such systems, improving the geographic presence of both companies, leading to greater operational efficiencies, improved technology deployment and enhanced customer service. The asset purchase and asset exchange will be treated as one, tax-efficient, like kind exchange for tax purposes, but may generate some tax gains which are offset by Charter's net operating losses.

Asset Purchase

At closing, the Company will acquire from Comcast systems currently owned by TWC serving approximately 1.5 million customers and all other assets and liabilities primarily related to such systems for cash consideration. The Company will pay to Comcast the tax benefit of the step-up it receives in the tax basis of the assets. Such tax benefit to Charter will be paid as realized by the Company over an eight year period, and an additional payment will be made at the end of such eight year period in the amount of any remaining tax benefit (on a present value basis).
Contribution and Spin-Off

CCH I, LLC (“CCH I”), a current subsidiary of Charter, will be reorganized to be a direct subsidiary of Charter. CCH I will then form a new subsidiary which will merge with Charter, through a tax free reorganization and become the new holding company (“New Charter”) that will own 100% of Charter and indirectly Charter Holdco. New Charter will then acquire an approximate 33% stake in a new publicly-traded cable provider to be spun-off by Comcast serving approximately 2.5 million existing Comcast customers (“SpinCo”). New Charter will acquire its interest in SpinCo by issuing New Charter stock to Comcast shareholders (including former TWC shareholders). Comcast shareholders, including the former TWC shareholders, are expected to own approximately 67% of SpinCo, while New Charter is expected to directly own approximately 33% of SpinCo. SpinCo expects to incur leverage of approximately 5 times its estimated pro forma EBITDA to fund a distribution to Comcast. At closing, SpinCo

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

will have a board of nine directors, separated into three classes, and will include three directors designated by Charter. Comcast will hold no ownership interest in SpinCo (or New Charter) and will have no role in managing SpinCo.

The asset purchase, asset exchange and the acquisition of interests in SpinCo will be valued at a 7.125 times 2014 EBITDA multiple (as defined by the parties), subject to certain post-closing adjustments.

3.    Franchises, Goodwill and Other Intangible Assets

As of June 30, 2014 and December 31, 2013, indefinite lived and finite-lived intangible assets are presented in the following table:

	June 30, 2014			December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Indefinite-lived intangible assets:
Franchises	$6,009	$—	$6,009	$6,009	$—	$6,009
Goodwill	1,170	—	1,170	1,177	—	1,177
Trademarks	158	—	158	158	—	158
Other intangible assets	4	—	4	4	—	4

	$7,341	$—	$7,341	$7,348	$—	$7,348

Finite-lived intangible assets:
Customer relationships	$2,617	$1,372	$1,245	$2,617	$1,228	$1,389
Other intangible assets	136	52	84	130	44	86
	$2,753	$1,424	$1,329	$2,747	$1,272	$1,475

Amortization expense related to customer relationships and other intangible assets for the three and six months ended June 30, 2014 was $76 million and $152 million, respectively. Amortization expense related to customer relationships and other intangible assets for the three and six months ended and June 30, 2013 was $69 million and $137 million, respectively.

The Company expects amortization expense on its finite-lived intangible assets will be as follows.

Six months ended December 31, 2014	$146
2015	265
2016	232
2017	198
2018	163
Thereafter	325

$1,329

Actual amortization expense in future periods will differ from these estimates as a result of new intangible asset acquisitions or divestitures, changes in useful lives, impairments and other relevant factors.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

4.    Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013

Accounts payable – trade	$110	$91
Accrued capital expenditures	279	235
Deferred revenue	86	90
Accrued liabilities:
Interest	195	195
Programming costs	418	379
Franchise related fees	61	62
Compensation	177	156
Other	280	259

	$1,606	$1,467

5.    Long-Term Debt

Long-term debt consists of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014		December 31, 2013
	Principal Amount	Accreted Value	Principal Amount	Accreted Value
CCO Holdings, LLC:
7.250% senior notes due October 30, 2017	$1,000	$1,000	$1,000	$1,000
7.000% senior notes due January 15, 2019	1,400	1,394	1,400	1,393
8.125% senior notes due April 30, 2020	700	700	700	700
7.375% senior notes due June 1, 2020	750	750	750	750
5.250% senior notes due March 15, 2021	500	500	500	500
6.500% senior notes due April 30, 2021	1,500	1,500	1,500	1,500
6.625% senior notes due January 31, 2022	750	747	750	747
5.250% senior notes due September 30, 2022	1,250	1,239	1,250	1,239
5.125% senior notes due February 15, 2023	1,000	1,000	1,000	1,000
5.750% senior notes due September 1, 2023	500	500	500	500
5.750% senior notes due January 15, 2024	1,000	1,000	1,000	1,000
Credit facility due September 6, 2014	350	348	350	342
Charter Communications Operating, LLC:
Credit facilities	3,378	3,341	3,548	3,510
Long-Term Debt	$14,078	$14,019	$14,248	$14,181

The accreted values presented above represent the principal amount of the debt less the original issue discount at the time of sale, plus the accretion to the balance sheet date. However, the amount that is currently payable if the debt becomes immediately due is equal to the principal amount of the debt. The Company has availability under its credit facilities of approximately $1.2 billion as of June 30, 2014 and as such, debt maturing in the next twelve months is classified as long-term.

In March 2013, CCO Holdings, LLC ("CCO Holdings") and CCO Holdings Capital Corp. closed on transactions in which they issued $500 million aggregate principal amount of 5.250% senior notes due 2021 and $500 million aggregate principal amount of

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

5.750% senior notes due 2023. The proceeds were used for repaying amounts outstanding under the Charter Operating term loan C facility. The Company recorded a loss on extinguishment of debt of approximately $42 million for the six months ended June 30, 2013 related to these transactions.

In April 2013, Charter Operating entered into an amendment to its credit agreement extending the maturity of its term loan A and revolver one year to 2018, decreasing the applicable LIBOR margin for the term loan A and revolver to 2%, decreasing the undrawn commitment fee on the revolver to 0.30% and increasing the revolver capacity to $1.3 billion. The Company recorded a loss on extinguishment of debt of approximately $2 million for the three and six months ended June 30, 2013 related to these transactions.

In May 2013, Charter Operating entered into a new term loan F facility pursuant to the terms of the Charter Operating credit agreement providing for a $1.2 billion term loan maturing in 2021. Pricing on the new term loan F was set at LIBOR plus 2.25% with a LIBOR floor of 0.75%, and issued at a price of 99.75% of the aggregate principal amount. The Company used the proceeds to repay Charter Operating's existing term loan C due 2016 and term loan D due 2019. The Company recorded a loss on extinguishment of debt of approximately $14 million for the three and six months ended June 30, 2013 related to these transactions.

In May 2013, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $1.0 billion aggregate principal amount of 5.750% senior notes due 2024. Concurrently with the pricing of the 5.750% senior notes, a tender offer was launched to purchase any and all of the CCO Holdings 7.875% senior notes due 2018. The Company used the proceeds from the issuance to purchase the notes tendered in the tender offer. Any notes not tendered were subsequently called in June 2013. The Company recorded a loss on extinguishment of debt of approximately $65 million for the three and six months ended June 30, 2013 related to these transactions.

6.    Common Stock

During the three and six months ended June 30, 2014, the Company withheld 37,602 and 115,436, respectively, shares of its common stock in payment of $6 million and $17 million, respectively, income tax withholding owed by employees upon vesting of restricted shares. During the three and six months ended June 30, 2013, the Company withheld 46,987 and 106,100, respectively, shares of its common stock in payment of $5 million and $10 million, respectively, income tax withholding owed by employees upon vesting of restricted shares. In December 2013, Charter's board of directors approved the retirement of the then currently held treasury stock and those shares were retired as of December 31, 2013. The Company accounts for treasury stock using the cost method and includes treasury stock as a component of total shareholders' equity.

During the six months ended June 30, 2014, the Company issued approximately 2 million shares of Charter Class A common stock as a result of exercises by holders who received warrants pursuant to the Joint Plan of Reorganization (the "Plan") upon the Company's emergence from bankruptcy.

7.     Accounting for Derivative Instruments and Hedging Activities

The Company uses interest rate derivative instruments to manage its interest costs and reduce the Company’s exposure to increases in floating interest rates. The Company manages its exposure to fluctuations in interest rates by maintaining a mix of fixed and variable rate debt. Using interest rate derivative instruments, the Company agrees to exchange, at specified intervals through 2017, the difference between fixed and variable interest amounts calculated by reference to agreed-upon notional principal amounts.

The Company does not hold or issue derivative instruments for speculative trading purposes. The Company, until de-designating in the three months ended March 31, 2013, had certain interest rate derivative instruments that were designated as cash flow hedging instruments for GAAP purposes. Such instruments effectively converted variable interest payments on certain debt instruments into fixed payments. For qualifying hedges, realized derivative gains and losses offset related results on hedged items in the condensed consolidated statements of operations. The Company formally documented, designated and assessed the effectiveness of transactions that received hedge accounting.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

The effect of interest rate derivatives on the Company’s condensed consolidated balance sheets is presented in the table below:

	June 30, 2014	December 31, 2013

Accrued interest	$7	$8
Other long-term liabilities	$20	$22
Accumulated other comprehensive loss	$(30)	$(41)

Changes in the fair value of interest rate derivative instruments that were designated as hedging instruments of the variability of cash flows associated with floating-rate debt obligations, and that met effectiveness criteria were reported in accumulated other comprehensive loss. The amounts were subsequently reclassified as an increase or decrease to interest expense in the same periods in which the related interest on the floating-rate debt obligations affected earnings (losses).

Due to repayment of variable rate credit facility debt without a LIBOR floor, certain interest rate derivative instruments were de-designated as cash flow hedges during the three months ended March 31, 2013, as they no longer met the criteria for cash flow hedging specified by GAAP. In addition, on March 31, 2013, the remaining interest rate derivative instruments that continued to be highly effective cash flow hedges for GAAP purposes were electively de-designated. On the date of de-designation, the Company completed a final measurement test for each interest rate derivative instrument to determine any ineffectiveness and such amount was reclassified from accumulated other comprehensive loss into gain (loss) on derivative instruments, net in the Company's condensed consolidated statements of operations. While these interest rate derivative instruments are no longer designated as cash flow hedges for accounting purposes, management continues to believe such instruments are closely correlated with the respective debt, thus managing associated risk. Interest rate derivative instruments not designated as hedges are marked to fair value, with the impact recorded as a gain or loss on derivative instruments, net in the Company's condensed consolidated statements of operations. The balance that remains in accumulated other comprehensive loss for these interest rate derivative instruments will be amortized over the respective lives of the contracts and recorded as a loss within gain (loss) on derivative instruments, net in the Company's condensed consolidated statements of operations. The estimated net amount of existing losses that are reported in accumulated other comprehensive loss as of June 30, 2014 that is expected to be reclassified into earnings within the next twelve months is approximately $13 million.

The effects of interest rate derivative instruments on the Company’s condensed consolidated statements of operations is presented in the table below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Gain (loss) on derivative instruments, net:
Change in fair value of interest rate derivative instruments not designated as cash flow hedges	$(1)	$28	$3	$29
Loss reclassified from accumulated other comprehensive loss into earnings as a result of cash flow hedge discontinuance	(5)	(8)	(11)	(12)
	$(6)	$20	$(8)	$17

Interest expense:
Loss reclassified from accumulated other comprehensive loss into interest expense	$—	$—	$—	$(10)

As of June 30, 2014 and December 31, 2013, the Company had $1.7 billion and $2.2 billion, respectively, in notional amounts of interest rate derivative instruments outstanding. As of June 30, 2014, this includes $250 million in delayed start interest rate derivative instruments that become effective in September 2014 through March 2015.  In any future quarter in which a portion of these delayed start interest rate derivative instruments first becomes effective, an equal or greater notional amount of the currently

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

effective interest rate derivative instruments are scheduled to mature.  Therefore, the $1.5 billion notional amount of currently effective interest rate derivative instruments will gradually step down over time as current interest rate derivative instruments mature and an equal or lesser amount of delayed start interest rate derivative instruments become effective.

The notional amounts of interest rate instruments do not represent amounts exchanged by the parties and, thus, are not a measure of exposure to credit loss. The amounts exchanged were determined by reference to the notional amount and the other terms of the contracts.

8.    Fair Value Measurements

The accounting guidance establishes a three-level hierarchy for disclosure of fair value measurements, based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date, as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial Assets and Liabilities

The Company has estimated the fair value of its financial instruments as of June 30, 2014 and December 31, 2013 using available market information or other appropriate valuation methodologies. Considerable judgment, however, is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented in the accompanying condensed consolidated financial statements are not necessarily indicative of the amounts the Company would realize in a current market exchange.

The carrying amounts of cash and cash equivalents, receivables, payables and other current assets and liabilities approximate fair value because of the short maturity of those instruments.

The estimated fair value of the Company’s debt at June 30, 2014 and December 31, 2013 is based on quoted market prices and is classified within Level 1 of the valuation hierarchy.

A summary of the carrying value and fair value of the Company’s debt at June 30, 2014 and December 31, 2013 is as follows:

	June 30, 2014		December 31, 2013
	Carrying Value	Fair Value	Carrying Value	Fair Value
Debt
CCO Holdings senior notes	$10,330	$10,833	$10,329	$10,384
Credit facilities	$3,689	$3,683	$3,852	$3,848

The fair value of interest rate derivative instruments were $27 million and $30 million and classified as liabilities as of June 30, 2014 and December 31, 2013, respectively, using a present value calculation based on an implied forward LIBOR curve (adjusted for Charter Operating’s or counterparties’ credit risk) and were classified within Level 2 of the valuation hierarchy. The weighted average pay rate for the Company’s currently effective interest rate derivative instruments was 2.04% and 2.17% at June 30, 2014 and December 31, 2013, respectively (exclusive of applicable spreads).

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Nonfinancial Assets and Liabilities

The Company’s nonfinancial assets such as franchises, property, plant, and equipment, and other intangible assets are not measured at fair value on a recurring basis; however they are subject to fair value adjustments in certain circumstances, such as when there is evidence that an impairment may exist. No impairments were recorded during the three and six months ended June 30, 2014 and 2013.

9.     Operating Costs and Expenses

Operating costs and expenses consist of the following for the years presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Programming	$607	$519	$1,213	$1,031
Franchise, regulatory and connectivity	107	97	214	192
Costs to service customers	421	379	821	752
Marketing	135	118	268	228
Other	209	182	410	350

	$1,479	$1,295	$2,926	$2,553

Programming costs consist primarily of costs paid to programmers for basic, premium, digital, OnDemand, and pay-per-view programming. Franchise, regulatory and connectivity costs represent payments to franchise and regulatory authorities and costs directly related to providing Internet and voice services. Costs to service customers include residential and commercial costs related to field operations, network operations and customer care including internal and third party labor for installations, service and repairs, maintenance, billing and collection, occupancy and vehicle costs. Marketing costs represents the costs of marketing to our current and potential commercial and residential customers including labor costs. Other includes bad debt expense, corporate overhead, commercial and advertising sales expenses, property tax and insurance and stock compensation expense, among others.

10.     Other Operating Expenses, Net

Other operating expenses, net consist of the following for the years presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

(Gain) loss on sale of assets, net	$(1)	$—	$2	$1
Special charges, net	3	5	7	15

	$2	$5	$9	$16

(Gain) loss on sale of assets, net

(Gain) loss on sale of assets represents the net gain or loss recognized on the sales and disposals of fixed assets and cable systems.

Special charges, net

Special charges, net for the three and six months ended June 30, 2014 and 2013 primarily include severance charges and in 2013, net amounts of litigation settlements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

11.    Income Taxes

All of Charter’s operations are held through Charter Holdco and its direct and indirect subsidiaries. Charter Holdco and the majority of its subsidiaries are generally limited liability companies that are not subject to income tax. However, certain of these limited liability companies are subject to state income tax. In addition, the indirect subsidiaries that are corporations are subject to federal and state income tax. All of the remaining taxable income, gains, losses, deductions and credits of Charter Holdco are passed through to Charter and its direct subsidiaries.

For the three and six months ended June 30, 2014, the Company recorded $65 million and $129 million of income tax expense, respectively. For the three and six months ended June 30, 2013, the Company recorded $58 million and $67 million of income tax expense, respectively. Income tax expense is recognized primarily through increases in deferred tax liabilities related to our investment in Charter Holdco, as well as through current federal and state income tax expense and increases in the deferred tax liabilities of certain of our indirect corporate subsidiaries. The three and six months ended June 30, 2013 included a step-up in basis of indefinite-lived assets for tax, but not GAAP purposes, resulting from the effects of partnership gains related to financing transactions (see Note 5), which decreased the Company's net deferred tax liability related to indefinite-lived assets resulting in a benefit of $10 million and $67 million, respectively.

The tax provision in future periods will vary based on various factors including changes in the Company's deferred tax liabilities attributable to indefinite-lived intangibles, as well as future operating results, however the Company does not anticipate having large reductions in tax expense such as those recognized in 2013 unless it enters into similar future financing or restructuring activities. The ultimate impact on the tax provision of such future financing and restructuring activities, if any, will be dependent on the underlying facts and circumstances at the time.

As of June 30, 2014 and December 31, 2013, the Company had net deferred income tax liabilities of approximately $1.5 billion and $1.4 billion, respectively. Net current deferred tax assets of $16 million and $16 million as of June 30, 2014 and December 31, 2013, respectively, are included in prepaid expenses and other current assets in the accompanying condensed consolidated balance sheets of the Company. Net deferred tax liabilities included approximately $227 million and $226 million at June 30, 2014 and December 31, 2013, respectively, relating to certain indirect subsidiaries of Charter Holdco that file separate federal or state income tax returns.  The remainder of the Company's net deferred tax liability arose from Charter's investment in Charter Holdco, and was largely attributable to the characterization of franchises for financial reporting purposes as indefinite-lived.

In determining the Company’s tax provision for financial reporting purposes, the Company considers the need for and establishes a reserve for uncertain tax positions unless such positions are determined to be “more likely than not” of being sustained upon examination, based on their technical merits. There is considerable judgment involved in making such a determination.  As of June 30, 2014, the Company believes it is appropriate that no reserve has been recorded.

On May 1, 2013, Liberty Media Corporation (“Liberty Media”) completed its purchase of a 27% beneficial interest in Charter (see Note 12). Upon closing, Charter experienced a second “ownership change” as defined in Section 382 of the Internal Revenue Code resulting in a second set of limitations on Charter’s use of its existing federal and state tax loss carryforwards. The first ownership change limitations that applied as a result of our emergence from bankruptcy in 2009 will also continue to apply.
No tax years for Charter or Charter Holdco, for income tax purposes, are currently under examination by the IRS.  Tax years ending 2010 through 2013 remain subject to examination and assessment. Years prior to 2010 remain open solely for purposes of examination of Charter’s loss and credit carryforwards.

12.     Related Party Transactions

On May 1, 2013, Liberty Media completed its purchase from investment funds managed by, or affiliated with, Apollo Global Management, LLC, Oaktree Capital Management, L.P. and Crestview Partners of approximately 26.9 million shares and warrants to purchase approximately 1.1 million shares in Charter for approximately $2.6 billion (the "Liberty Media Transaction"), which represented as of May 1, 2013, an approximate 27% beneficial ownership in Charter and a price per share of $95.50.

In connection with the Liberty Media Transaction, Charter entered into a stockholders agreement with Liberty Media that, among other things, provided Liberty Media with the right to designate four directors for appointment to Charter's board of directors. Liberty Media designated John Malone, Chairman of Liberty Media, Gregory Maffei, president and chief executive officer of

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Liberty Media, Balan Nair, executive vice president and chief technology officer of Liberty Global plc, and Michael Huseby, chief executive officer of Barnes & Noble, Inc. Charter’s board of directors appointed these directors effective upon the resignations of Stan Parker, Darren Glatt, Bruce Karsh and Edgar Lee in connection with the closing of the Liberty Media Transaction on May 1, 2013. Subject to Liberty Media’s continued ownership level in Charter, the stockholders agreement also provides that Liberty Media can designate up to four directors as nominees for election to Charter’s board of directors at least through Charter’s 2015 annual meeting of stockholders, and that up to one of these individuals may serve on each of the Audit Committee, the Nominating and Corporate Governance Committee, and Compensation and Benefits Committee of Charter’s board of directors. Consistent with these provisions, the board appointed Dr. Malone to serve on the Nominating and Corporate Governance Committee, Mr. Maffei to serve on the Finance Committee and the Compensation and Benefits Committee and Mr. Huseby to serve on the Audit Committee.

In addition, Liberty Media agreed to not increase its beneficial ownership in Charter above 35% until January 2016, at which point such limit increases to 39.99%. Liberty Media is also, subject to certain exceptions, subject to certain customary standstill provisions that prohibit Liberty Media from, among other things, engaging in proxy or consent solicitations relating to the election of directors. The standstill limitations apply through the 2015 shareholder meeting and continue to apply as long as Liberty Media's designees are nominated to the Charter board, unless the agreement is earlier terminated. Charter approved Liberty Media as an interested stockholder under the business combination provisions of the Delaware General Corporation Law.

The Company is aware that Dr. Malone may be deemed to have a 36.0% voting interest in Liberty Interactive Corp. (“Liberty Interactive”) and is Chairman of the board of directors, an executive officer position, of Liberty Interactive. Liberty Interactive owns 37.6% of the common stock of HSN, Inc. (“HSN”) and has the right to elect 20% of the board members of HSN. Liberty Interactive wholly owns QVC, Inc (“QVC”). The Company has programming relationships with HSN and QVC which pre-date the Liberty Media Transaction. For the three and six months ended June 30, 2014, the Company received payments in aggregate of approximately $3 million and $6 million, respectively, and for the three months ended June 30, 2013, the Company received payments in aggregate of approximately $3 million, from HSN and QVC as part of channel carriage fees and revenue sharing arrangements for home shopping sales made to customers in the Company's footprint.
Dr. Malone also serves on the board of directors of Discovery Communications, Inc., (“Discovery”) and the Company is aware that Dr. Malone owns 4.5% in the aggregate of the common stock of Discovery and has a 28.9% voting interest in Discovery for the election of directors. In addition, Dr. Malone owns 10.1% in the aggregate of the common stock of Starz and has 45.5% of the voting power. Mr. Maffei is a non-executive Chairman of the board of Starz. The Company purchases programming from both Discovery and Starz pursuant to agreements entered into prior to the Liberty Media Transaction and Dr. Malone and Mr. Maffei joining Charter's board of directors. Based on publicly available information, the Company does not believe that either Discovery or Starz would currently be considered related parties. The amounts paid in aggregate to Discovery and Starz represent less than 3% of total operating costs and expenses for the three and six months ended June 30, 2014 and three months ended June 30, 2013.

13.     Contingencies

The Montana Department of Revenue ("Montana DOR") generally assesses property taxes on cable companies at 3% and on telephone companies at 6%. Historically, Bresnan's cable and telephone operations have been taxed separately by the Montana DOR. In 2010, the Montana DOR assessed Bresnan as a single telephone business and retroactively assessed it as such for 2007 through 2009. Bresnan filed a declaratory judgment action against the Montana DOR in Montana State Court challenging its property tax classifications for 2007 through 2010. Under Montana law, a taxpayer must first pay a current assessment of disputed property tax in order to challenge such assessment. In accordance with that law, Bresnan paid the disputed 2010, 2011 and 2012 property tax assessments of approximately $5 million, $11 million and $9 million, respectively, under protest. No payments for additional tax for 2007 through 2009 were made at that time. On September 26, 2011, the Montana State Court granted Bresnan's summary judgment motion seeking to vacate the Montana DOR's retroactive tax assessments for the years 2007, 2008 and 2009. The Montana DOR's assessment for 2010 was the subject of a trial, which took place the week of October 24, 2011. On July 6, 2012, the Montana State Court entered judgment in favor of Bresnan, ruling that the Montana's DOR 2010 assessment was invalid and contrary to law, vacating the 2010 assessment, and directing that the Montana DOR refund the amounts paid by Bresnan under protest, plus interest and certain costs. The Montana DOR filed a notice of appeal to the Montana Supreme Court on September 20, 2012. On December 2, 2013, the Montana Supreme Court reversed the trial court’s decision and remanded the matter to the trial court. Charter filed a petition for rehearing which was denied on January 7, 2014. Charter then filed pleadings with the trial court to renew challenges to the Montana DOR’s assessments that had been mooted by the Montana State Court’s prior ruling.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

With respect to the Montana Supreme Court ruling, Charter filed a petition for writ of certiorari to the United States Supreme Court on June 6, 2014. On June 19, 2014, the parties settled this dispute. As a result of the settlement, Charter dismissed the petition for writ of certiorari. For tax years 2007 through 2009, Charter reduced Bresnan acquisition liabilities by approximately $8 million with the offset to goodwill, and operating expenses were reduced by approximately $3 million for post-acquisition tax years.

The Company is a defendant, co-defendant or plaintiff seeking declaratory judgments in several lawsuits involving alleged infringement of various patents relating to various aspects of its businesses.  Other industry participants are also defendants or plaintiffs seeking declaratory judgments in certain of these cases. In the event that a court ultimately determines that the Company infringes on any intellectual property rights, the Company may be subject to substantial damages and/or an injunction that could require the Company or its vendors to modify certain products and services the Company offers to its subscribers, as well as negotiate royalty or license agreements with respect to the patents at issue.  While the Company believes the lawsuits are without merit and intends to defend the actions vigorously, no assurance can be given that any adverse outcome would not be material to the Company's consolidated financial condition, results of operations, or liquidity. The Company cannot predict the outcome of any such claims nor can it reasonably estimate a range of possible loss.

The Company is party to lawsuits and claims that arise in the ordinary course of conducting its business, including lawsuits claiming violation of wage and hour laws. The ultimate outcome of these other legal matters pending against the Company cannot be predicted, and although such lawsuits and claims are not expected individually to have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity, such lawsuits could have, in the aggregate, a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity. Whether or not the Company ultimately prevails in any particular lawsuit or claim, litigation can be time consuming and costly and injure the Company's reputation.

14.     Stock Compensation Plans

Charter’s 2009 Stock Incentive Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, dividend equivalent rights, performance units and performance shares, share awards, phantom stock, restricted stock units and restricted stock.  Directors, officers and other employees of the Company and its subsidiaries, as well as others performing consulting services for the Company, are eligible for grants under the 2009 Stock Incentive Plan.

The Company granted the following equity awards for the years presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Stock options	42,600	51,100	1,217,400	153,600
Restricted stock	9,100	12,700	9,100	12,700
Restricted stock units	6,700	13,600	150,400	39,800

Stock options granted prior to 2014 generally vest annually over three or four years from either the grant date or delayed vesting commencement dates. Stock options generally expire ten years from the grant date. Restricted stock vests annually over a one to four-year period beginning from the date of grant. Certain stock options and restricted stock vest based on achievement of stock price hurdles. Restricted stock units have no voting rights, and restricted stock units granted prior to 2014 vest ratably over three or four years from either the grant date or delayed vesting commencement dates. Stock options and restricted stock units granted in 2014 cliff vest over three years. As of June 30, 2014, total unrecognized compensation remaining to be recognized in future periods totaled $83 million for stock options, $14 million for restricted stock and $32 million for restricted stock units and the weighted average period over which they are expected to be recognized is 3 years for stock options, 2 years for restricted stock and 3 years for restricted stock units.

The Company recorded $15 million and $27 million of stock compensation expense for the three and six months ended June 30, 2014, and $15 million and $26 million of stock compensation expense for the three and six months ended June 30, 2013, respectively, which is included in operating costs and expenses.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

15.     Consolidating Schedules

The CCO Holdings notes and the CCO Holdings credit facility are obligations of CCO Holdings. However, the CCO Holdings notes are also jointly, severally, fully and unconditionally guaranteed on an unsecured senior basis by Charter.

The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10, Financial Statements of Guarantors and Affiliates Whose Securities Collateralize an Issue Registered or Being Registered. This information is not intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with generally accepted accounting principles.

Condensed consolidating financial statements as of June 30, 2014 and December 31, 2013 and for the six months ended June 30, 2014 and 2013 follow.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Balance Sheet
As of June 30, 2014

	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$—	$—	$—	$9	$—	$9
Accounts receivable, net	4	3	—	245	—	252
Receivables from related party	49	211	5	—	(265)	—
Prepaid expenses and other current assets	15	12	—	49	—	76
Total current assets	68	226	5	303	(265)	337

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	—	30	—	8,167	—	8,197
Franchises	—	—	—	6,009	—	6,009
Customer relationships, net	—	—	—	1,245	—	1,245
Goodwill	—	—	—	1,170	—	1,170
Total investment in cable properties, net	—	30	—	16,591	—	16,621

CC VIII PREFERRED INTEREST	—	414	—	—	(414)	—
INVESTMENT IN SUBSIDIARIES	1,384	383	10,659	—	(12,426)	—
LOANS RECEIVABLE – RELATED PARTY	—	326	472	—	(798)	—
OTHER NONCURRENT ASSETS	—	164	112	135	—	411

Total assets	$1,452	$1,543	$11,248	$17,029	$(13,903)	$17,369

LIABILITIES AND SHAREHOLDERS’/MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$7	$145	$187	$1,267	$—	$1,606
Payables to related party	—	—	—	265	(265)	—
Total current liabilities	7	145	187	1,532	(265)	1,606

LONG-TERM DEBT	—	—	10,678	3,341	—	14,019
LOANS PAYABLE – RELATED PARTY	—	—	—	798	(798)	—
DEFERRED INCOME TAXES	1,326	—	—	228	—	1,554
OTHER LONG-TERM LIABILITIES	—	14	—	57	—	71

Shareholders’/Member’s equity	119	1,384	383	10,659	(12,426)	119
Noncontrolling interest	—	—	—	414	(414)	—
Total shareholders’/member’s equity	119	1,384	383	11,073	(12,840)	119

Total liabilities and shareholders’/member’s equity	$1,452	$1,543	$11,248	$17,029	$(13,903)	$17,369

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Balance Sheet
As of December 31, 2013

	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$—	$5	$—	$16	$—	$21
Accounts receivable, net	4	4	—	226	—	234
Receivables from related party	54	170	11	—	(235)	—
Prepaid expenses and other current assets	14	10	—	43	—	67
Total current assets	72	189	11	285	(235)	322

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	—	30	—	7,951	—	7,981
Franchises	—	—	—	6,009	—	6,009
Customer relationships, net	—	—	—	1,389	—	1,389
Goodwill	—	—	—	1,177	—	1,177
Total investment in cable properties, net	—	30	—	16,526	—	16,556

CC VIII PREFERRED INTEREST	—	392	—	—	(392)	—
INVESTMENT IN SUBSIDIARIES	1,295	325	10,592	—	(12,212)	—
LOANS RECEIVABLE – RELATED PARTY	—	318	461	—	(779)	—
OTHER NONCURRENT ASSETS	—	160	119	138	—	417

Total assets	$1,367	$1,414	$11,183	$16,949	$(13,618)	$17,295

LIABILITIES AND SHAREHOLDERS’/MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$12	$113	$187	$1,155	$—	$1,467
Payables to related party	—	—	—	235	(235)	—
Total current liabilities	12	113	187	1,390	(235)	1,467

LONG-TERM DEBT	—	—	10,671	3,510	—	14,181
LOANS PAYABLE – RELATED PARTY	—	—	—	779	(779)	—
DEFERRED INCOME TAXES	1,204	—	—	227	—	1,431
OTHER LONG-TERM LIABILITIES	—	6	—	59	—	65

Shareholders’/Member’s equity	151	1,295	325	10,592	(12,212)	151
Noncontrolling interest	—	—	—	392	(392)	—
Total shareholders’/member’s equity	151	1,295	325	10,984	(12,604)	151

Total liabilities and shareholders’/member’s equity	$1,367	$1,414	$11,183	$16,949	$(13,618)	$17,295

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Operations
For the six months ended June 30, 2014

	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

REVENUES	$11	$113	$—	$4,461	$(124)	$4,461

COSTS AND EXPENSES:
Operating costs and expenses (excluding depreciation and amortization)	11	113	—	2,926	(124)	2,926
Depreciation and amortization	—	—	—	1,033	—	1,033
Other operating expenses, net	—	—	—	9	—	9

	11	113	—	3,968	(124)	3,968

Income from operations	—	—	—	493	—	493

OTHER INCOME (EXPENSES):
Interest expense, net	—	4	(343)	(82)	—	(421)
Loss on derivative instruments, net	—	—	—	(8)	—	(8)
Other expense, net	—	—	—	(17)	—	(17)
Equity in income of subsidiaries	39	13	356	—	(408)	—

	39	17	13	(107)	(408)	(446)

Income before income taxes	39	17	13	386	(408)	47

INCOME TAX EXPENSE	(121)	—	—	(8)	—	(129)

Consolidated net income (loss)	(82)	17	13	378	(408)	(82)

Less: Net (income) loss – noncontrolling interest	—	22	—	(22)	—	—

Net income (loss)	$(82)	$39	$13	$356	$(408)	$(82)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Operations
For the six months ended June 30, 2013

	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

REVENUES	$9	$93	$—	$3,889	$(102)	$3,889

COSTS AND EXPENSES:
Operating costs and expenses (excluding depreciation and amortization)	9	93	—	2,553	(102)	2,553
Depreciation and amortization	—	—	—	861	—	861
Other operating expenses, net	—	—	—	16	—	16

	9	93	—	3,430	(102)	3,430

Income from operations	—	—	—	459	—	459

OTHER INCOME (EXPENSES):
Interest expense, net	—	4	(339)	(86)	—	(421)
Loss on extinguishment of debt	—	—	(65)	(58)	—	(123)
Gain on derivative instruments, net	—	—	—	17	—	17
Other expense, net	—	—	—	(3)	—	(3)
Equity in income (loss) of subsidiaries	(86)	(105)	299	—	(108)	—

	(86)	(101)	(105)	(130)	(108)	(530)

Income (loss) before income taxes	(86)	(101)	(105)	329	(108)	(71)

INCOME TAX EXPENSE	(59)	(1)	—	(7)	—	(67)

Consolidated net income (loss)	(145)	(102)	(105)	322	(108)	(138)

Less: Net (income) loss – noncontrolling interest	7	16	—	(23)	—	—

Net income (loss)	$(138)	$(86)	$(105)	$299	$(108)	$(138)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Comprehensive Income (Loss)
For the six months ended June 30, 2014

	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

Consolidated net income (loss)	$(82)	$17	$13	$378	$(408)	$(82)
Net impact of interest rate derivative instruments, net of tax	—	—	—	11	—	11

Comprehensive income (loss)	$(82)	$17	$13	$389	$(408)	$(71)

Charter Communications, Inc.
Condensed Consolidating Statement of Comprehensive Income (Loss)
For the six months ended June 30, 2013

	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

Consolidated net income (loss)	$(145)	$(102)	$(105)	$322	$(108)	$(138)
Net impact of interest rate derivative instruments, net of tax	—	—	—	19	—	19

Comprehensive income (loss)	$(145)	$(102)	$(105)	$341	$(108)	$(119)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Cash Flows
For the six months ended June 30, 2014

	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(82)	$17	$13	$378	$(408)	$(82)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	—	—	—	1,033	—	1,033
Noncash interest expense	—	—	14	6	—	20
Loss on derivative instruments, net	—	—	—	8	—	8
Deferred income taxes	123	—	—	1	—	124
Equity in income of subsidiaries	(39)	(13)	(356)	—	408	—
Other, net	—	(1)	—	30	—	29
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	—	1	—	(19)	—	(18)
Prepaid expenses and other assets	—	(3)	—	(8)	—	(11)
Accounts payable, accrued liabilities and other	(5)	33	—	78	—	106
Receivables from and payables to related party	4	(46)	(5)	47	—	—

Net cash flows from operating activities	1	(12)	(334)	1,554	—	1,209

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	—	—	(1,109)	—	(1,109)
Change in accrued expenses related to capital expenditures	—	—	—	44	—	44
Contribution to subsidiary	(18)	(65)	(13)	—	96	—
Distributions from subsidiary	5	25	340	—	(370)	—
Other, net	—	(5)	—	4	—	(1)

Net cash flows from investing activities	(13)	(45)	327	(1,061)	(274)	(1,066)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	—	—	630	—	630
Repayments of long-term debt	—	—	—	(801)	—	(801)
Purchase of treasury stock	(17)	—	—	—	—	(17)
Proceeds from exercise of options and warrants	29	—	—	—	—	29
Contributions from parent	—	70	13	13	(96)	—
Distributions to parent	—	(25)	(5)	(340)	370	—
Other, net	—	7	(1)	(2)	—	4

Net cash flows from financing activities	12	52	7	(500)	274	(155)

NET DECREASE IN CASH AND CASH EQUIVALENTS	—	(5)	—	(7)	—	(12)
CASH AND CASH EQUIVALENTS, beginning of period	—	5	—	16	—	21

CASH AND CASH EQUIVALENTS, end of period	$—	$—	$—	$9	$—	$9

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Cash Flows
For the six months ended June 30, 2013

	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(145)	$(102)	$(105)	$322	$(108)	$(138)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	—	—	—	861	—	861
Noncash interest expense	—	—	13	10	—	23
Loss on extinguishment of debt	—	—	65	58	—	123
Gain on derivative instruments, net	—	—	—	(17)	—	(17)
Deferred income taxes	52	—	—	4	—	56
Equity in (income) losses of subsidiaries	86	105	(299)	—	108	—
Other, net	—	—	—	53	—	53
Changes in operating assets and liabilities:
Accounts receivable	1	(5)	—	15	—	11
Prepaid expenses and other assets	—	(2)	—	(4)	—	(6)
Accounts payable, accrued liabilities and other	(6)	(10)	25	50	—	59
Receivables from and payables to related party	11	13	(6)	(18)	—	—

Net cash flows from operating activities	(1)	(1)	(307)	1,334	—	1,025

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	—	—	(834)	—	(834)
Change in accrued expenses related to capital expenditures	—	—	—	2	—	2
Contribution to subsidiary	(4)	(24)	(988)	—	1,016	—
Distributions from subsidiary	—	6	314	—	(320)	—
Other, net	—	—	—	(14)	—	(14)

Net cash flows from investing activities	(4)	(18)	(674)	(846)	696	(846)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	—	2,000	2,710	—	4,710
Repayments of long-term debt	—	—	(955)	(3,870)	—	(4,825)
Borrowings (payments) loans payable - related parties	—	—	(43)	43	—	—
Payments for debt issuance costs	—	—	(24)	(8)	—	(32)
Purchase of treasury stock	(10)	—	—	—	—	(10)
Proceeds from exercise of options and warrants	15	—	—	—	—	15
Contributions from parent	—	24	4	988	(1,016)	—
Distributions to parent	—	(5)	(1)	(314)	320	—

Net cash flows from financing activities	5	19	981	(451)	(696)	(142)

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	—	—	37	—	37
CASH AND CASH EQUIVALENTS, beginning of period	1	—	—	6	—	7

CASH AND CASH EQUIVALENTS, end of period	$1	$—	$—	$43	$—	$44

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

16.     Recently Issued Accounting Standards

In April 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-08, Presentation of Financial Statements and Property, Plant, and Equipment: Reporting Discontinued Operations and Disclosures of Disposals of components of an Entity ("ASU 2014-08"). ASU 2014-08 changes the criteria for reporting a discontinued operation. Under the new guidance, a disposed component of an organization that represents a strategic shift that has (or will have) a major effect on its operations and financial results is a discontinued operation. For disposals of individually significant components that do not qualify for discontinued operations presentation, an entity must disclose pre-tax profit or loss of the disposed component. ASU 2014-08 requires prospective application to all disposals that are classified as held for sale and that occur within annual and interim periods beginning on or after December 15, 2015, with earlier application permitted for disposals that have not been reported in previously issued financial statements. The Company is currently evaluating the impact of ASU 2014-08 to its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The effective date of ASU 2014-09 is fiscal years beginning after December 15, 2016, and interim periods within those years, with earlier adoption prohibited. Companies can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company has not yet selected a transition method nor has it determined the effect of ASU 2014-09 to its consolidated financial statements.

17.     Subsequent Event

In October 2014, Charter created CCOH Safari, LLC (“Safari II”) as a 100% wholly-owned indirect finance subsidiary of Charter which will fully and unconditionally guarantee debt securities issued by Safari II.   Charter’s ability to obtain funds by dividend or loan from its subsidiaries is limited by the restricted covenants contained in the indentures and credit facilities to which its subsidiaries are parties which limit the amount of dividends that can be paid by CCO Holdings and its subsidiaries. Generally, under the various indentures, CCO Holdings and its respective restricted subsidiaries are permitted to pay dividends on or repurchase equity interests, or make other specified restricted payments, only if it can incur $1.00 of new debt under the 6.0 to 1.0 leverage ratio test set forth in the indentures after giving effect to the transaction and if no default exists or would exist as a consequence of such incurrence. If those conditions are met, restricted payments may be made in a total amount of up to the sum of 100% of CCO Holdings’ Consolidated EBITDA, as defined in the indentures, minus 1.3 times its Consolidated Interest Expense, as defined in the indentures, cumulatively from April 1, 2010, plus 100% of new cash and appraised non-cash equity proceeds received by CCO Holdings and not allocated to certain investments, cumulatively from the issue date, plus $2 billion. Under the credit facilities, CCO Holdings and its subsidiaries may make distributions to Charter or other affiliates to allow such entities to pay interest on their debt so long as no default exists or would exist as a consequence of such distribution and certain other limitations. CCO Holdings may also make distributions to Charter or other affiliates to allow such entities to repay their indebtedness so long as CCO Holdings has available liquidity of at least $250 million, no default exists or would exist as a consequence of such distribution and subject to certain other limitations.  CCO Holdings may make additional distributions subject to a 3.5 to 1.0 leverage test and if no default exists or would exist as a consequence of such distribution.